Exhibit 10.47
CANCELLATION AGREEMENT

CANCELLATION AGREEMENT dated as of January 1, 2011, by and between VIRAL GENETICS, INC. (the "Company"), and IMPERIAL CONSULTING NETWORK, INC. ("ICN"). Each of the Company and ICN is also sometimes herein referred to as a "Party" and collectively as the "Parties".

WHEREAS, the Company and ICN are parties to a Marketing Advertising and Financial Agreement dated as of December 1, 2010 (the "Agreement"); and

WHEREAS, the Company and ICN desire to terminate the Agreement as provided for herein.

NOW, THEREFORE, in consideration of these premises, and for good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, it is agreed as follows:

1. Viral has decided that it does not desire to have itself profiled on ICN's television program, "Wide World of Stocks ®" and has informed ICN of that decision. Viral acknowledges and agrees that ICN has performed substantially all of the services relating to the production of the program (including taping the program) and has incurred all of the cost and expenses associated with the production and distribution of the program.

2. ICN hereby agrees to the termination of the Agreement and that it will not distribute the program.

3. Notwithstanding the termination of the Agreement, at the Company's request, for no compensation or consideration to ICN, ICN has agreed to provide information about the Company to the general public and financial public, including by engaging third parties chosen by ICN when requested by the Company, through the period ending December 31, 2011.

4. In consideration of agreeing to the cancellation of the Agreement, the Company agrees to issue to ICN, 4,000,000 shares of the Company's common stock as of the date of this Agreement.

5. ICN agrees that except for the payment set forth in Section 4 hereof, and the 4,000,000 shares of the Company's common stock previously issued to ICN pursuant to the Agreement, ICN shall not be entitled to any other compensation under the Agreement, including, without limitation, the Warrants (as such term is defined in the Agreement) provided for in the Agreement.

6. Amendment; Waiver. Any amendment, modification or waiver of any term or provision of this Agreement shall only be effective if such amendment, modification or waiver is evidenced by an instrument in writing duly executed by each of the Parties hereto. No waiver by a Party of any term or provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or similar nature or of any other term or provision of this Agreement. Any waiver shall be limited to the specific instance for which it is given. Any course of dealing between the Parties shall not be considered an amendment or modification of this Agreement or a waiver of any term or provision thereof.

7.           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard or reference to any of its choice of laws or conflicts of laws principles which would result in the application of the laws of another jurisdiction.

8.           Assignment, etc. This Agreement may not be assigned by either Party . Notwithstanding the immediately preceding sentence, either Party may assign this Agreement to any entity that purchases all or substantially all of the assets of such party; provided that written notice of such assignment is given to the other Party within fifteen (15) business days prior to the effectiveness of such assignment, and the assignee assumes in writing all of the obligations of the assigning Party hereunder to the reasonable satisfaction of the non-assigning Party. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties, their respective successors (whether by merger or consolidation, recapitalization or other similar transaction) and their permitted assignees. This Agreement is not intended to create any right in favor of, or benefit for, any third party who is not a signatory hereto.

9.           Drafting History. In resolving any dispute or controversy arising out of or relating to this Agreement or in connection with construing any term or provision in this Agreement, there shall be no presumption made or inference drawn because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft. The Parties acknowledge and agree that this Agreement was negotiated and drafted with each Party being represented by competent legal counsel of its choice and with each Party having an opportunity to participate in the drafting of the provisions hereof and shall therefore this Agreement shall be construed and interpreted as if drafted jointly by the Parties and not with any presumption against either of the Parties.

10.           Complete Agreement. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof, and it supersedes all prior and/or contemporaneous understandings and agreements between USRN, on the one hand, and the Producer, on the other hand, whether oral or written, with respect to such subject matter, all of which are merged herein. There are no representations, warranties, agreements or promises between the Parties with respect to such subject matter, except those which are expressly set forth herein.

11.           Headings, Counterparts. The section headings contained in this Agreement are inserted herein for the purpose of convenience and reference only and they are not to be given any substantive effect, nor shall they be used or have any effect upon the construction or interpretation of any term or provision hereof. Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as if appropriate. References to the singular shall include the plural and vice versa. This Agreement shall be effective when duly executed counterparts are executed and delivered by each of the Parties. This Agreement may be executed in multiple counterparts (and may be executed by facsimile, PDF or electronic signature, which shall constitute a legal and valid signature for purposes hereof), each of which shall constitute an original, and all of which, when take together, shall constitute one and the same document. The Parties acknowledge and agree that this Agreement is effective as of its specified date regardless of the fact that it is being executed by either of the Parties on another date (including a later date). Facsimile or PDF counterparts of this Agreement shall be deemed to be considered original and valid counterparts hereof.

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IN WITNESS WHEREOF, each of the Company and ICN has caused this Agreement to be executed by one of its duly authorized officers as of the date first written above.

VIRAL GENETICS, INC.

By:	/s/ illegible
Name: illegible
Title: President

IMPERIAL CONSULTING NETWORKING, INC.

By:	/s/ illegible
Name: illegible
Title: President